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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated January 17, 2000 included in Form 10-K File No. 000-27141 and our report dated January 17, 2000 included in Form 10-K/A File No. 000-27141. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP


San Francisco, California
December 27, 2000